CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Registration Statement of Veri-Tek International Corp on Form S-1 of our report dated May 24, 2004 for JCJ International, Inc f/k/a Veri-Tek International Corp for the years ended December 31, 2001 and 2002 and the ten months ended October 31, 2003 appearing in this Prospectus, which is a part of this Registration Statement.

We also consent to the references to us under the heading “Experts” in such Prospectus.

/s/    Freedman & Goldberg

Freedman & Goldberg, CPAs, PC

Farmington Hills, MI

February 11, 2005